Exhibit 21.1
Virtus Investment Partners, Inc. Subsidiary List

Name	Jurisdiction

Ceredex Value Advisors LLC	Delaware

Duff & Phelps Investment Management Co.	Illinois

ETFis Holdings LLC	Delaware

Kayne Anderson Rudnick Investment Management, LLC	California

Newfleet Asset Management, LLC	Delaware

NFJ Investment Group, LLC	Delaware

Rampart Investment Management Company, LLC	Delaware

Seix Investment Advisors LLC	Delaware

SGIA, LLC	Delaware

Silvant Capital Management LLC	Delaware

Stone Harbor Asia Holdings LLC	Delaware

Stone Harbor Investment Partners Limited	Ireland

Stone Harbor Investment Partners, LLC	Delaware

Stone Harbor Investment Partners PTE. LTD.	Singapore

Stone Harbor Investment Partners (UK), LLP	United Kingdom

Stone Harbor Services (UK) Limited	United Kingdom

Sustainable Growth Advisers, LP	Delaware

Virtus Alternative Investment Advisers, Inc.	Connecticut

Virtus ETF Advisers LLC	Delaware

Virtus ETF Solutions LLC	Delaware

Virtus Fund Advisers, LLC	Delaware

Virtus Fund Services, LLC	Delaware

Virtus Intermediate Holdings LLC	Delaware

Virtus Investment Advisers, Inc.	Massachusetts

Virtus Investment Partners International Ltd.	United Kingdom

Virtus Partners, Inc.	Delaware

Virtus Partners Malta Ltd.	Malta

Virtus Shared Services, LLC	Delaware

VP Distributors, LLC	Delaware

Name	Jurisdiction

Westchester Capital Management, LLC	Delaware

Westchester Capital Partners, LLC	Delaware

Zweig Advisers, LLC	Delaware